EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is entered into on last date written below ("Effective Date"), and is between Saleen Automotive, Inc., a Nevada corporation ("Company"), and Steve Saleen ("Executive"). The "Effective Date" of this Agreement is 12-29-2017 ff

RECITALS

WHEREAS, the Company is in the business of designing, engineering, manufacturing, marketing and distributing electric vehicles, high performance and lifestyle vehicles, and high performance and lifestyle vehicle parts;

WHEREAS, the Executive has experience in the automotive industry that is complementary to the business of the Company, and the Company wishes to hire the Executive on the terms set forth herein.

AGREEMENT

1. Employment. In consideration of their mutual covenants and other valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Company agrees to hire Executive, and Executive agrees to remain in the employ of the Company, upon the terms and conditions herein provided.

1.1.Position and Responsibilities. Executive will serve as the Chief Executive Officer of the Company and Chairman of the board , responsible for Company vision, branding, future product development and for promoting, guiding and overseeing the Company and any existing or later- acquired wholly owned subsidiaries. Executive agrees to perform services consistent with his position, as outlined in the Company's Bylaws, and as may be assigned from time to time by the Board of Directors of the Company; however, the Company is disallowed from changing the title of Executive's position or from diminishing Executive's responsibilities at the Company. Executive will perform all duties in a professional, ethical and businesslike manner. Executive shall also be made a member of the Company's Board of Directors.

1.2.Dedication and Time. During the term of this Agreement, Executive will devote his professional time and attention to faithfully serving the Company in such a manner so as to satisfactorily perform the duties as described herein. Notwithstanding the foregoing, Executive may devote time and attention to other business, civic, charitable or social organizations and endeavors, so long as such activities do not interfere with the performance of Executive's duties and obligations to the Company, and so long as these activities do not compete with the business of the Company.

1.3.Term. The term of this Agreement will commence on the date first referenced

above, and will continue, unless sooner terminated, for a period of 6 years, and it will automatically continue thereafter for successive twelve-month periods unless and until either party gives the other party written notice of termination at least 60 days prior to the end of a 12-month period.

2. Compensation.

2.1.Salary. For services rendered by Executive hereunder, including services asa member of the Board of Directors, the Company will pay Executive a base salary at an annual rate of $400,000 per year, which shall not be decreased, and is payable in conformity with the Company's normal payroll procedures, pro-rated for partial years. The base salary shall increase 3% at every Effective Date of this Agreement. A failure to pay base salary in conformity with the Company's normal payroll procedures would be considered a material breach of this Agreement.

2.2. Bonus. The Company agrees that it will establish and maintain a bonus program for Executive that will compensate Executive in amounts up to Executive's annual base salary up to 100 percent, and which will be based on objective criteria, such as Company earnings, stock price, market capitalization, market penetration, and like. The Company and Executive agree to negotiate in good faith to develop and implement a bonus program that is consistent with this provision, and to have such program in place on or before March 31 2018, Bonus does not accrue and are issued 45 days after the end of fiscal year.

In the event the company raises 500K more a signing bonus in the amount of 150K will be issued above any regular bonus'. Bonus does not accrue and are issued 45 days after the end of fiscal year.

2.3. Benefits. Executive will be entitled to participate in other benefit programs that the Company may establish from time to time, such as group health, vision and dental insurance, life insurance, disability insurance and a retirement plan. To the extent not otherwise provided, Company shall pay for Executive's expenses in having an annual "physical" examination in accordance with best current medical practices and technology.

2.4. Vacation and Holidays. Executive shall also be entitled to four weeks' vacation and leave for illnesses as now or hereafter are granted by Company's personnel policies. Executive will also be entitled to all major holidays as are defined by the Company's personnel policies. The Executive may accrue vacation and sick leave at the base salary in effect for the accrued dates.

2.5. Company Car. The Company will provide Executive with a Saleen or SMS branded company car as chosen by the Executive, up to a value of 100K apoximate and will be responsible for all ordinary maintenance, fuel, repairs on the car, and automobile insurance. Executive shall need no preapproval for such expenses.

2.6. Stock Options. A stock option plan for the Executive shall be in place on or Before March 31st 2018 . By the BOD for all senior staff

2.7. Royalties. If the Company does third-party licensing of intellectual property (as defined under Section 6.2 below), Executive, shall receive, Six percent (6%) of the gross royalties collected by the Company until he leaves the company or in case of death

3. Expenses. Executive will be reimbursed for business-related expenses. Executive will maintain records and written receipts as required by Company policy and reasonably requested by the Board of Directors to substantiate such expenses. Executive shall need no pre-approval for such expenses.

4. Insurance.

4.1. Directors and Officers Insurance. At all times during the term of this Agreement, the Company agrees to procure and maintain a Directors and Officers Insurance policy with limits of at least $2,000,000.00 per occurrence and which names Executive is an Additional Insured. Such policy shall be with an insurance carrier that is admitted in California and that carries a Standard and Poor's Rating of AA or better.

4.2. Life Insurance. The Company shall apply for and procure life insurance in the amount (to be decided by the board) for the Company and will pay for CEO to have annual physicals. The Company will be named as the beneficiary. Executive agrees to cooperate in any medical or other examination, supply information reasonably requested by the insurance companies, and execute such applications as may be reasonably necessary to obtain and procure such insurance.

5. Termination and Rights Thereafter.

5.1. Termination by Executive. Executive is entitled to terminate this Agreement at any time, with or without cause by giving a 30-day written notice. In the event Executive terminates this Agreement, Executive will be entitled to the base compensation in effect at termination, and vacation and benefits accrued and earned through the last date of his employment

5.2. Executive Pension. If Executive terminates this Agreement pursuant to Section 5.1 above,

5.3. Termination by Company for Any Reason. In the event the Company terminates this Agreement for any reason with a 30-day written notice, or otherwise materially breaches this Agreement and such material breach remains uncured after 15 days' written notice from Executive, Executive will receive a severance payment of 4 years' salary paid out within 30 days and or the remaining portion of the contract, whichever is greater, payable in cash or check within 30 days of the date of termination. On the date of any termination under this Section 5.3, all stock options held by Executive shall vest immediately and bonus' due will also be paid in full immediately.

5.4. Termination by Company because of Death or Disability. The Company is entitled to terminate this Agreement in the event of Executive's death or with a 30-day written notice for total mental or physical disability. Total mental or physical disability shall be determined by two licensed physicians. In the event the company terminates this Agreement for death or

disability, Executive will be entitled to the base compensation in effect at termination, and vacation and benefits earned and accrued through the last date of Executive's employment. On the date of any termination under this Section 5.4, all stock options held by Executive shall vest immediately.

6.1. Confidential Information. Executive shall not disclose, during the terms of this Agreement or at any time after its termination, any of Company's proprietary information, account information, customer lists, customer information, policies, pricing, strategy, codes, strategic plan, plans for expansion or business development or other information of a confidential nature (hereinafter referred to as "Confidential Information"), whatsoever regarding Company without prior written consent. Upon termination of this Agreement, Executive promises to promptly return to Company all Confidential Information and other property in his possession, custody or control. Executive covenants to not take, keep, or record copies, duplications or reproductions of the Confidential Information or other property subject to this Agreement after termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, information **(I)** already in the public domain; **(ii)** independently developed by the Executive; **(iii)** obtained from a source not subject to a confidentiality obligation to the Company or a third Party; or **(iv)** that becomes public knowledge, shall not be deemed to be Proprietary Information as described in this section 6.1.

6.2. Inventions. All copyrightable material, likeness, notes, records, drawings, designs, inventions, improvements, developments, discoveries, trade secrets or other intellectual property (collectively, "Intellectual Property") conceived, discovered, developed or reduced to practice by Executive, solely or in collaboration with others, during the performance of the services under this Agreement are the sole property of the Company. Executive agrees to assist the Company in having any Intellectual Property created by Executive during the term of this Agreement assigned to the Company, at the Company's expense.

7. Indemnification. The Company shall defend and indemnify Executive against any and all expenses, including amounts paid upon judgments, attorneys' fees and amounts paid in settlement (before or after suit is commenced), incurred by the Executive in connection with his defense or settlement of any claim, action, suit or proceeding in which he is made a party or which may be asserted against him by reason of his employment or the performance of duties in this Agreement. Indemnity expenses shall be paid immediately as they are incurred.

8. Miscellaneous.

8.1. Integration. This Agreement contains the entire understanding between the Parties concerning the subjects addressed herein. Any and all prior negotiations that are not contained in this Agreement are superseded and of no force and effect. This Agreement may be modified or amended only by a written agreement executed by all Parties.

8.2. Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not in any way affect the meaning or interpretation of this Agreement.

8.3. Authority. The undersigned individuals execute this Agreement on behalf of the respective Parties and represent that they are authorized to enter into and execute this Agreement on behalf of such Parties.

8.4. Counterparts and Signatures. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original and all of which together shall constitute one and the same agreement. Signatures obtained by facsimile or email in PDF format shall be deemed to be original signatures.

8.5. Further Assurances. The Parties agree to execute all instruments and documents of further assurance and will do any and all such acts as may be reasonably required to carry out their obligations and to consummate the transactions contemplated by this Agreement. The Parties further agree to support this Agreement in all material ways, including in its application and enforcement against any and all persons or entities seeking to avoid or limit the applicability or scope of the Agreement in any manner.

8.6. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the parties and each of the party's respective successors, predecessors, assigns, heirs, personal representatives, and affiliates, without time limitation.

8.7. No Implied Waiver. No action or failure to act shall constitute a waiver of any right or duty afforded under this Agreement, nor shall any action or failure to act constitute an approval of, or acquiescence in, any breach, except as may be specifically agreed in writing. Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein.

8.8. Governing Law. This Agreement will be construed, interpreted, and enforced in accordance with, and governed by, the laws of the State of California without regard to conflicts of laws provisions thereof. The parties agree that any action or proceeding brought to enforce or declare rights arising out of or relating to this Agreement will be brought exclusively in the State or Federal Courts in Orange County, California, and the parties further consent to the jurisdiction of said Courts and waive any claims of forum non conveners or any other claims relating to venue.

8.9. Interpretation. This Agreement shall be treated as jointly drafted and will not be construed against any Party as drafter. Furthermore, in the event of any ambiguity in or dispute regarding the interpretation of this Agreement, the interpretation will not be resolved by any rule of interpretation providing for interpretation against the party who causes the uncertainty to exist or against the draftsman.

8.10. Attorneys' Fees. If any legal action or other proceeding is brought to enforce the provisions of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs incurred in the action or proceeding, in addition to any other relief which the prevailing Party may be entitled.

8.11. Severability. In the event that any term or provision of this Agreement is determined to be invalid, illegal, or unenforceable in any respect, all other provisions of the Agreement which are not affected by such invalidity, illegality or unenforceability shall remain in full force and effect and this Agreement shall be construed as if such invalid, illegal, or unenforceable term or provision had never been contained herein.

8.12. Time is of the Essence. All times stated herein are of the essence.

8.13. Cumulative Rights and Remedies. The rights and remedies in this Agreement will be cumulative, and in addition to, any duties, obligations, rights and remedies otherwise provided by law.

8.14. Advice of Counsel. Each party acknowledges and agrees that it has given mature and careful thought to this Agreement and that it has been given the opportunity to independently review this Agreement with its own independent legal counsel.

8.15. Assignment. This Agreement and any rights hereunder are not assignable by either party without the prior written consent of the other party except as otherwise specifically provided for herein.

8.16. Termination of Prior Employment Agreements. Company and Executive agree that the as of the Effective Date, all prior employment agreements between Executive and Company are hereby canceled, terminated, rescinded and superseded, that executive has received all amounts due and owing under any prior employment agreement, and Company has no obligations thereunder.

8.17. Survival of Agreement in Event of Merger. This Agreement shall not be terminated by any merger in which Company is not the surviving or resulting entity, on any transfer of all or substantially all of Company's assets, or upon the transfer of all or substantially all of the stock of the Company. In the event of any such merger, transfer of assets, or transfer of stock, the provisions of this Agreement shall be binding on the surviving business entity or the business entity to which such stock or assets shall be transferred. Any merger, asset transfer or stock transfer will be considered a termination of employment by the Company pursuant to Section 5.2. If Executive's employment is terminated because of an occurrence of an event set forth under this section, Executive shall be entitled to an additional payment of $2,000,000.00 over and above what he receives pursuant to paragraph 5.2 above.

8.18. Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

8.19. Amendment. This Agreement may be changed or modified, or any provisions
hereof waived, only by a writing signed by the Party against whom enforcement of any waiver, change or modification is sought.

8.20. Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed sufficient when given by hand or by nationally recognized overnight courier or by Federal Express, registered or certified mail, postage prepaid, return receipt requested, and addressed, if to the Company at its then current principal office, Attention: Chairmen of the Board of Directors, and if to Executive, at the Executive's then current personal residence.

8.21. License Agreement. As further consideration to enter into this Agreement, Company and Executive have entered into a "First Amendment to Assignment and License Agreement" as of __________________.

8.22. Personal Guarantees. Company and Executive acknowledge that as of the Effective Date, Executive has personally guaranteed Company obligations. Company agrees to use its best efforts to eliminate Executive from all of his personal guarantees for Company obligations and to fully indemnify Executive for said obligations if it fails to eliminate all his personal guarantees for company obligations.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written below.

SALEEN AUTOMOTIVE , INC.

DATED: ________________, 2017 By: SEE ATTACHED BOARD CONSENT
BOD
Member

DATED: 12 · 29 ________, 2017 By: STEVE SALEEN

Dated ________________ 2017 By David Weiner

SEE ATTACHED

UNANIMOUS WRITTEN CONSENT OF DIRECTORS

OF

SALEEN AUTOMOTIVE, INC.

TO

ACTION IN LIEU OF MEETING

The undersigned, being all of the directors of Saleen Automotive, Inc., a Nevada corporation (the "Company"), acting in lieu of meeting pursuant to Section 78.315 of the Nevada Revised Statutes ("NRS"), do hereby consent to and adopt, as the actions of the Board of Directors of the Company, the following recital and resolutions:

WHEREAS, the Board of Directors has decided that it is advisable and in the best interests of the Company and its stockholders for the Company to enter into an Employment Agreement with Steve Saleen, substantially in the form of Exhibit A hereto, pursuant to which Steve Saleen will continue to serve as the Company's Chief Executive Officer (the "Employment Agreement").

NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Employment Agreement, substantially in the form provided to the Board of Directors, be, and they hereby are, authorized and approved in all respects; and the execution and delivery of the Employment Agreement shall be deemed conclusive evidence that the same are in all respects authorized and approved.

RESOLVED, that any and all actions previously taken in furtherance of the transactions authorized or contemplated by the foregoing resolution, be, and they hereby are, ratified, approved and confirmed.

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered to take all such actions and to execute and deliver all such instruments and documents, in the name and on behalf of the Company, under its corporate seal or otherwise, as in their judgment, as evidenced by their taking such action or their execution and delivery of such instrument or document, shall be necessary or appropriate to effectuate any of the foregoing resolutions.

UNANIMOUS WRITTEN CONSENT OF DIRECTORS

OF

SALEEN AUTOMOTIVE, INC.

TO

ACTION IN LIEU OF MEETING

The undersigned, being all of the directors of Saleen Automotive, Inc., a Nevada corporation (the "Company"), acting in lieu of meeting pursuant to Section 78.315 of the Nevada Revised Statutes ("NRS"), do hereby consent to and adopt, as the actions of the Board of Directors of the Company, the following recital and resolutions:

WHEREAS, the Board of Directors has decided that it is advisable and in the best interests of the Company and its stockholders for the Company to enter into an Employment Agreement with Steve Saleen, substantially in the form of Exhibit A hereto, pursuant to which Steve Saleen will continue to serve as the Company's Chief Executive Officer (the "Employment Agreement").

NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Employment Agreement, substantially in the form provided to the Board of Directors, be, and they hereby are, authorized and approved in all respects; and the execution and delivery of the Employment Agreement shall be deemed conclusive evidence that the same are in all respects authorized and approved.

RESOLVED, that any and all actions previously taken in furtherance of the transactions authorized or contemplated by the foregoing resolution, be, and they hereby are, ratified, approved and confirmed.

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered to take all such actions and to execute and deliver all such instruments and documents, in the name and on behalf of the Company, under its corporate seal or otherwise, as in their judgment, as evidenced by their taking such action or their execution and delivery of such instrument or document, shall be necessary or appropriate to effectuate any of the foregoing resolutions.

RESOLVED, that this Unanimous Written Consent may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same document, that the different Directors of the Company need not be signatories to the same counterpart and that this Unanimous Written Consent shall be effective on the first date on which this Unanimous Written Consent shall have been executed by all of the Directors of the Company.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of December 28, 2017

____
Steve Saleen

____
Joseph J. Bianco

____
Jeffrey Kraws

RESOLVED, that this Unanimous Written Consent may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same document, that the different Directors of the Company need not be signatories to the same counterpart and that this Unanimous Written Consent shall be effective on the first date on which this Unanimous Written Consent shall have been executed by all of the Directors of the Company.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of December 28, 2017

____
Steve Saleen

____
Joseph J. Bianco

____
Jeffrey Kraws